EXHIBIT(J)(1)

                          INDEPENDENT AUDITORS' CONSENT

To the Shareholders and Board of Trustees of Travelers Series Trust:

We consent to the incorporation by reference, with respect to the portfolios listed below for the Travelers Series Trust (the "Fund") in the Statement of Additional Information, of our report dated February 12, 2003, on the statements of assets and liabilities as of December 31, 2002 and the related statements of operations, changes in net assets, and the financial highlights for each of the periods described below. These financial statements and financial highlights and our reports thereon are included in the Annual Reports of the Fund as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in these Prospectuses and "Financial Statements" in the Statement of Additional Information.

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PORTFOLIOS
Travelers Quality Bond Portfolio               Statement of Assets and  Liabilities          Year  ended December 31, 2002
U.S. Government  Securities  Portfolio         Statement of Operations                       Year ended  December 31, 2002
Social  Awareness  Stock  Portfolio            Statements of Changes in Net Assets           Two  years ended  December 31, 2002
Pioneer Fund  Portfolio                        Financial Highlights                          Five years ended December 31, 2002
(formerly "Utilities  Portfolio")
Disciplined  Mid Cap Stock  Portfolio
Zero Coupon Bond Fund Portfolio Series 2005
Lazard  International  Stock Portfolio
MFS Emerging Growth Portfolio
Federated High Yield Portfolio
Federated Stock Portfolio


MFS Value Portfolio                            Statement of Assets and Liabilities           Year ended December 31, 2002
                                               Statement of Operations                       Year ended December 31, 2002
                                               Statements of Changes in Net Assets           Two years ended December 31, 2002
                                               Financial Highlights                          Four years ended December 31, 2002
                                                                                             and the period from July 20, 1998 to
                                                                                             December 31, 1998


MFS Mid Cap Growth Portfolio                   Statement of Assets and Liabilities           Year ended December 31, 2002
MFS Research Portfolio                         Statement of Operations                       Year ended December 31, 2002
                                               Statements  of  Changes  in Net  Assets       Two  years ended December 31, 2002
                                               Financial Highlights                          Four years ended December 31, 2002
                                                                                             and the period from March 23, 1998 to
                                                                                             December 31, 1998


Convertible Securities   Portfolio             Statement of Assets and Liabilities           Year ended December 31, 2002
                                               Statement of Operations                       Year ended December 31, 2002
                                               Statements of Changes in Net Assets           Two years ended December 31, 2002
                                               Financial Highlights                          Four years ended December 31, 2002
                                                                                             and the period from May 1, 1998 to
                                                                                             December 31, 1998


                                                                                             /s/ KPMG LLP

New York, New York
April 25, 2003
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